As filed with the Securities and Exchange Commission on October 15, 2009

Registration No.  333-161935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.
(Exact Name of Registrant)

DELAWARE (State or other jurisdiction of incorporation or organization	2810 (Primary Standard Industrial Classification Code Number) 16 South Pennsylvania Avenue Oklahoma City, Oklahoma 73107 (405) 235-4546	73-1015226 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number of registrant’s principal executive offices)

David M.  Shear, Esq.
Senior Vice President and General Counsel
LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
(405) 235-4546
(Name, address, including zip code and telephone number, including area code of Agent for Service)

COPIES TO:

Irwin H.  Steinhorn, Esq.
Conner & Winters, LLP
1700 One Leadership Square
211 North Robinson
Oklahoma City, Oklahoma 73102
(405) 272-5711

Approximate date of commencement of proposed sale to the public:  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer  ☐                                                      Accelerated filer  ☒
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)                                                    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common stock, $0.10 par value, per share(5)	–	(6)	(6)	(6)
Rights attached to above shares of Common Stock under Rights Agreement(5)	–	$0.00	$0.00	$0.00
Preferred stock(7)	–	(6)	(6)	(6)
Debt securities	–	(6)	(6)	(6)
Warrants	–	(6)	(6)	(6)
Units of the securities listed above	–	(6)	(6)	(6)
Total			$200,000,000	$11,160(8)

(1)
There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and numbers of shares of preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(5)
Each share of common stock includes an associated right to purchase preferred stock and under certain conditions common stock.  Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. See “Description of Capital Stock —Preferred Share Rights Plan.”

(6)	Not required to be included in accordance with General Instruction II.D. of Form S-3.
(7)	Includes preferred stock, $100 par value, and Class C Preferred Stock, no par value.
(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

LSB INDUSTRIES, INC.

Common Stock
(and the Rights attached to the Common Stock)
Debt Securities
Preferred Stock
Warrants
Units

We may issue common stock, debt securities, preferred stock, warrants, and units comprised of two or more of the foregoing securities, and we may offer and sell these securities from time to time in one or more offerings.  Each share of common stock includes an attached Right under our Renewed Rights Agreement, dated December 2, 2008, as described under “Description of Capital Stock—Preferred Share Rights Plan.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “LXU.” On October 12, 2009, the last reported sale price of our common stock was $13.85 per share.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities. See “Risk Factors” on page 3.

Our principal executive offices are located at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, and our telephone number is (405) 235-4546.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

__________________

The date of this prospectus is ______________, 2009

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

RISK FACTORS	3

FORWARD-LOOKING STATEMENTS	8

LSB INDUSTRIES, INC.	9

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	10

USE OF PROCEEDS	10

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER	11

DESCRIPTION OF CAPITAL STOCK	11

DESCRIPTION OF DEBT SECURITIES	17

DESCRIPTION OF WARRANTS	25

PLAN OF DISTRIBUTION	27

LEGAL MATTERS	28

EXPERTS	28

______________________

Unless the context otherwise requires, references in this prospectus to “LSB,” “the company,” “we,” “our,” and “us” refer to LSB Industries, Inc., a Delaware corporation, and its consolidated subsidiaries.

______________________

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, common stock, and units comprised of two or more of the foregoing securities. We may also offer warrants to purchase debt securities, preferred stock or common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.lsb-okc.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 11, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed August 6, 2009, as amended by Amendment No. 1 to Quarterly Report on Form 10-Q/A filed August 14, 2009;

•	Current Reports on Form 8-K, filed on March 19, March 24, April 17, May 11, May 13, May 20, June 29, July 8, July 20, August 7, August 26, September 16, and October 9, 2009;

•
All our filings pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement;

•	All documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus; and

•
Description of our common stock and associated rights to purchase Series A junior participating preferred stock, which we refer to as our “Series A Preferred Stock,” contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on January 2, 2009, including any subsequent amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Telephone:  (405) 235-4546
Attn:  Corporate Secretary

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained herein and in any prospectus supplement as to risks regarding securities issued hereunder, and in our filings with the SEC, also, as well as all of the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference in this prospectus, before you decide to invest in our securities. The risks discussed in this prospectus could cause our business, operating results, prospects or financial condition to be harmed.  This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment.

Cost and the lack of availability of raw materials could materially affect our profitability and liquidity.

Our sales and profits are heavily affected by the costs and availability of primary raw materials.  These primary raw materials, which are purchased from unrelated third parties, are subject to considerable price volatility. Historically, when there have been rapid increases in the cost of these primary raw materials, we have sometimes been unable to timely increase our sales prices to cover all of the higher costs incurred. While we periodically enter into futures/forward contracts to economically hedge against price increases in certain of these raw materials, there can be no assurance that we will effectively manage against price fluctuations in those raw materials.

Anhydrous ammonia, natural gas and sulfur represent the primary raw material feedstocks in the production of most of the products of the Chemical Business. Although our Chemical Business has a program to enter into contracts with certain customers that provide for the pass-through of raw material costs, we have a substantial amount of sales that do not provide for the pass-through of raw material costs.  In addition, the Climate Control Business depends on raw materials such as copper and steel, which have shown considerable price volatility. As a result, in the future, we may not be able to pass along to all of our customers the full amount of any increases in raw material costs. There can be no assurance that future price fluctuations in our raw materials will not have an adverse effect on our financial condition, liquidity and results of operations.

Additionally, we depend on certain vendors to deliver the primary raw materials and other key components that are required in the production of our products. Any disruption in the supply of the primary raw materials and other key components could result in lost production or delayed shipments.  We have suspended in the past, and could suspend in the future, production at our chemical facilities due to, among other things, the high cost or lack of availability of such primary raw materials. Accordingly, our financial condition, liquidity and results of operations could be materially affected in the future by the lack of availability of primary raw materials and other key components.

Our Climate Control and Chemical Businesses and their customers are sensitive to adverse economic cycles.

Our Climate Control Business can be affected by cyclical factors, such as interest rates, inflation and economic downturns. Our Climate Control Business depends on sales to customers in the construction and renovation industries, which are particularly sensitive to these factors. Due to the current recession, we have experienced and expect to continue to experience a decline in both commercial and residential construction. A decline in the economic activity in the United States has in the past, and could in the future, have a material adverse effect on us and our customers in the construction and renovation industries in which our Climate Control Business sells a substantial amount of its products. Such a decline could result in a decrease in revenues and profits, and an increase in bad debts, in our Climate Control Business and could have a material adverse effect on our operating results, financial condition and liquidity.

Our Chemical Business also can be affected by cyclical factors such as inflation, global energy policy and costs, global market conditions and economic downturns in specific industries.  Certain sales of our Chemical Business are sensitive to the level of activity in the agricultural, mining, automotive and housing industries. Certain of our industrial and mining customers have been affected and we expect will continue to be affected by the current economic recession and could substantially reduce their purchases. A substantial decline in the activity of our Chemical Business has in the past, and could in the future, have a material adverse effect on the results of our Chemical Business and on our liquidity and capital resources.

Weather conditions adversely affect our Chemical Business.

The agricultural products produced and sold by our Chemical Business have in the past, and could in the future, be materially affected by adverse weather conditions (such as excessive rains or drought) in the primary markets for our fertilizer and related agricultural products. If any of these unusual weather events occur during the primary seasons for sales of our agricultural products (March-June and September-November), this could have a material adverse effect on the agricultural sales of our Chemical Business and our financial condition and results of operation.

Environmental and regulatory matters entail significant risk for us.

Our Chemical Business is subject to numerous environmental laws and regulations. The manufacture and distribution of chemical products are activities, which entail environmental risks and impose obligations under environmental laws and regulations, many of which provide for substantial fines and potential criminal sanctions for violations. Although we have established processes to monitor, review and manage our businesses to comply with the numerous environmental laws and regulations, our Chemical Business has in the past, and may in the future, be subject to fines, penalties and sanctions for violations and substantial expenditures for cleanup costs and other liabilities relating to the handling, manufacture, use, emission, discharge or disposal of effluents at or from the Chemical Business’ facilities. Further, a number of our Chemical Business’ facilities are dependent on environmental permits to operate, the loss or modification of which could have a material adverse effect on their operations and our financial condition.

We may be required to expand our security procedures and install additional security equipment for our Chemical Business in order to comply with current and possible future government regulations, including the Homeland Security Act of 2002.

The chemical industry in general, and producers and distributors of anhydrous ammonia and ammonium nitrate (“AN”) specifically, are scrutinized by the government, industry and public on security issues.  Under current and proposed regulations, including the Homeland Security Act of 2002, we may be required to incur substantial additional costs relating to security at our chemical facilities and distribution centers, as well as in the transportation of our products.  These costs could have a material impact on our financial condition, results of operations, and liquidity. The cost of such regulatory changes, if significant enough, could lead some of our customers to choose alternate products to anhydrous ammonia and AN, which would have a significant impact on our Chemical Business.

Proposed governmental laws and regulations relating to green house gas emissions may subject certain of our Chemical Business’ facilities to significant new costs and restrictions on their operations.

Certain of the manufacturing facilities within our Chemical Business use significant amounts of electricity, natural gas and other raw materials necessary for the production of their chemical products that result, or could result, in certain green house gas emissions into the environment.  Federal and state courts and administrative agencies are considering the scope and scale of green house gas emission regulation.  There are bills pending in Congress that would regulate green house gas emissions through a cap-and-trade system under which emitters would be required to buy allowances for offsets of emissions of green house gas.  In addition, several states are considering various green house gas registration and reduction programs.  Green house gas regulation could increase the price of the electricity purchased by these chemical facilities and increase costs for our use of natural gas, other raw materials (such as anhydrous ammonia), and other energy sources, potentially restrict access to or the use of natural gas and certain other raw materials necessary to produce certain of our chemical products and require us to incur substantial expenditures to retrofit these chemical facilities to comply with the proposed new laws and regulations regulating green house gas emissions, if adopted.  Federal, state and local governments may also pass laws mandating the use of alternative energy sources, such as wind power and solar energy, which may increase the cost of energy use in certain of our chemical and other manufacturing operations.  While future emission regulations or new laws appear likely, it is too early to predict how these regulations, if and when adopted, will affect our businesses, operations, liquidity or financial results.

A substantial portion of our sales is dependent upon a limited number of customers.

During 2008 and the six months ended June 30, 2009, five customers of our Chemical Business accounted for 51% and 39%, respectively, of its net sales and 29% and 20%, respectively, of our consolidated sales, and our Climate Control Business had one customer that accounted for 18% and 20%, respectively, of its net sales and 7% and 9%, respectively, of our consolidated sales. The loss of, or a material reduction in purchase levels by, one or more of these customers could have a material adverse effect on our business and our results of operations, financial condition and liquidity if we are unable to replace a customer on substantially similar terms.

There is intense competition in the Climate Control and Chemical industries.

Substantially all of the markets in which we participate are highly competitive with respect to product quality, price, design innovations, distribution, service, warranties, reliability and efficiency. We compete with a number of established companies that have greater financial, marketing and other resources. Competitive factors could require us to reduce prices or increase spending on product development, marketing and sales that would have a material adverse effect on our business, results of operation and financial condition.

Potential increase of imported ammonium nitrate from Russia

In 2000, the United States and Russia entered into a suspension agreement limiting the quantity of, and setting the minimum prices for, fertilizer grade AN sold from Russia into the United States.

The Russians have requested that the suspension agreement be changed to only require that the prices of its imported AN reflect the Russian producers full production costs, plus profit.  The Russian producers of AN could benefit from state set prices of natural gas, the principal raw material for AN, which could be less than what U.S. producers are required to pay for their natural gas. Other factors, however, such as transportation costs may partially offset natural gas and production cost advantages. This change, if accepted by the United States, could result in a substantial increase in the amount of AN imported into the United States from Russia at prices that could be less than the cost to produce AN by U.S. producers plus a profit.  Russia is the world’s largest producer of fertilizer grade AN, and we are led to believe that it has substantial excess AN production capacity.

For 2008, net sales of fertilizer grade AN accounted for 18% and 10% of our Chemical Business net sales and consolidated net sales, respectively. If the suspension agreement is changed, as discussed above, this change could result in Russia substantially increasing the amount of AN sold in the United States at prices less than the U.S. producers are required to charge in order to cover their cost plus a profit, and could have an adverse effect on our revenues and operating results.

Potential increase of imported urea ammonium nitrate (UAN)

A large percentage of the domestic UAN market is supplied by imports.  Significant additional UAN production in the Caribbean is expected to begin in 2010, and such UAN production is expected to be marketed in the United States.  This increased foreign production of UAN is expected to have a lower cost of production than UAN produced in the United States, and could have an adverse impact on the domestic UAN market, and the domestic fertilizer market in general, including the UAN and fertilizer markets of our Chemical Business, by increasing supply and possibly reducing prices.

We are effectively controlled by the Golsen Group.

Jack E. Golsen, our Chairman of the Board and Chief Executive Officer (“CEO”), members of his immediate family (spouse and children), including Barry H. Golsen, our Vice Chairman and President, entities owned by them and trusts for which they possess voting or dispositive power as trustee (collectively, the “Golsen Group”) beneficially owned as of July 31, 2009, an aggregate of 3,624,843 shares of our common stock and 1,020,000 shares of our voting preferred stock (1,000,000 of which shares have .875 votes per share, or 875,000 votes), which together votes as a class and represent approximately 20.2% of the voting power of our issued and outstanding voting securities as of that date.  In addition, the Golsen Group also beneficially owned options and other convertible securities that allowed its members to acquire an additional 208,500 shares of our common stock within 60 days of July 31, 2009. Thus, the Golsen Group may be considered to effectively control us. As a result, the ability of other stockholders to influence our management and policies could be limited.

Loss of key personnel could negatively affect our business.

We believe that our performance has been and will continue to be dependent upon the efforts of our principal executive officers. We cannot promise you that our principal executive officers will continue to be available. Jack E. Golsen has an employment agreement with us. No other principal executive has an employment agreement with us. The loss of some of our principal executive officers could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel.

We may have inadequate insurance.

While we maintain liability insurance, including certain coverage for environmental contamination, it is subject to coverage limits and policies may exclude coverage for some types of damages (which may include warranty and product liability claims). Although there may currently be sources from which such coverage may be obtained, it may not continue to be available to us on commercially reasonable terms or the possible types of liabilities that may be incurred by us may not be covered by our insurance. In addition, our insurance carriers may not be able to meet their obligations under the policies or the dollar amount of the liabilities may exceed our policy limits. Even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, results of operations, financial condition and liquidity.

Many of our insurance policies are written by Chartis, Inc., a subsidiary AIG, and AIG has experienced and is continuing to experience financial difficulties.

It has been publicly reported that American International Group, Inc. (“AIG”) has experienced significant financial difficulties and is continuing to experience significant financial difficulties.  AIG is a holding company for several different subsidiary insurance companies, which are now known as Chartis, Inc.  Chartis provides many of our casualty, workers compensation and other insurance policies, including, but not limited to, our general liability policy, which includes certain pollution coverage, excess umbrella policy, and officer and director liability policy covering us and our officers and directors against certain securities’ law claims.  We and one of our executive officers are currently involved in certain legal proceeding in which AIG or its subsidiaries have agreed to defend and to indemnify against loss under a reservation of rights.  We are also involved in claims and legal proceedings arising out of the July 30, 2009, fire at our Chemical Business fertilizer distribution facility located in Bryan, Texas, for which Chartis is providing a defense and indemnity under a reservation of rights.  In the event of a failure of AIG and/or its subsidiaries, it is unknown whether AIG or the applicable subsidiary that is the insurer under our policies or the applicable regulatory authorities can comply with the insurer’s obligations under our policies.  Further, in the event of a failure by AIG and/or its subsidiaries, we could be required to replace these policies.  If it becomes necessary to replace the policies written by Chartis, it may difficult or impossible to replace these policies or, if we can replace these policies, to replace them on substantially similar terms as our existing insurance policies.

We have not paid dividends on our outstanding common stock in many years.

Although we have paid dividends on our outstanding series of preferred stock (two of the three outstanding series of preferred stock are owned by the Golsen Group), we have not paid cash dividends on our outstanding common stock in many years, and we do not currently anticipate paying cash dividends on our outstanding common stock. However, our board of directors has not made a definitive decision whether or not to pay such dividends in 2009.

Terrorist attacks and other acts of violence or war, and natural disasters (such as hurricanes, pandemic health crisis, etc.), have and could negatively impact the U.S. and foreign companies, the financial markets, the industries where we operate, our operations and profitability.

Terrorist attacks and natural disasters (such as hurricanes) have in the past, and can in the future, negatively affect our operations. We cannot predict further terrorist attacks and natural disasters in the United States and elsewhere. These attacks or natural disasters have contributed to economic instability in the United States and elsewhere, and further acts of terrorism, violence, war or natural disasters could further affect the industries where we operate, our ability to purchase raw materials, our business, results of operations and financial condition. In addition, terrorist attacks and natural disasters may directly impact our physical facilities, especially our chemical facilities, or those of our suppliers or customers and could impact our sales, our production capability and our ability to deliver products to our customers.  In the past, hurricanes affecting the Gulf Coast of the United States have negatively impacted our operations and those of our customers.  The consequences of any terrorist attacks or hostilities or natural disasters are unpredictable, and we may not be able to foresee events that could have an adverse effect on our operations.

We are a holding company and depend, in large part, on receiving funds from our subsidiaries to fund our indebtedness.

Because we are a holding company and operations are conducted through our subsidiaries, principally ThermaClime, Inc. (“ThermaClime”) and its subsidiaries, our ability to make scheduled payments of principal and interest on our indebtedness depends, in large part, on the operating performance and cash flows of our subsidiaries and the ability of our subsidiaries to make distributions and pay dividends to us. Under its loan agreements, ThermaClime and its subsidiaries may only make distributions and pay dividends to us under limited circumstances and in limited amounts.

Our net operating loss carryforwards are subject to certain limitations and examination.

We had generated significant net operating loss (“NOL”) carryforwards from certain historical losses.  As of December 31, 2008, we have utilized all of the remaining federal NOL carryforwards and a portion of our state NOL carryforwards.  The utilization of these NOL carryforwards has reduced our income tax liabilities.  The federal tax returns for 1994 through 2004 remain subject to examination for the purpose of determining the amount of remaining tax NOL and other carryforwards. With few exceptions, the 2005-2007 years remain open for all purposes of examination by the IRS and other major tax jurisdictions.

Future issuance or potential issuance of our common stock could adversely affect the price of our common stock, our ability to raise funds in new stock offerings and dilute your percentage interest in our common stock.

Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock. Such future sales could also significantly reduce the percentage ownership of our existing common stockholders.

We are subject to a variety of factors that could discourage other parties from attempting to acquire us.

Our certificate of incorporation provides for a staggered board of directors and, except in limited circumstances, a two-thirds vote of outstanding voting shares to approve a merger, consolidation or sale of all, or substantially all, of our assets. In addition, we have entered into severance agreements with our executive officers and some of the executive officers of our subsidiaries that provide, among other things, that if, within a specified period of time after the occurrence of a change in control of our company, these officers are terminated, other than for cause, or the officer terminates his employment for good reason, we must pay such officer an amount equal to 2.9 times the officer’s average annual gross salary for the last five years preceding the change in control.

We have authorized and unissued (including shares held in treasury) 53,515,692 shares of common stock and 4,229,490 shares of preferred stock as of July 31, 2009. These unissued shares could be used by our management to make it more difficult, and thereby discourage an attempt to acquire control of us.

We have adopted a preferred share purchase plan, which is designed to protect us against certain creeping acquisitions, open market purchases and certain mergers and other combinations with acquiring companies.

The foregoing provisions and agreements are designed to discourage a third party tender offer, proxy contest, or other attempts to acquire control of us and could have the effect of making it more difficult to remove incumbent management.

Delaware has adopted an anti-takeover law which, among other things, will delay for three years business combinations with acquirers of 15% or more of the outstanding voting stock of publicly-held companies (such as us), unless;

•	prior to such time the board of directors of the corporation approved the business combination that results in the stockholder becoming an invested stockholder;

•	the acquirer owned at least 85% of the outstanding voting stock of such company prior to commencement of the transaction;

•	two-thirds of the stockholders, other than the acquirer, vote to approve the business combination after approval thereof by the board of directors; or

•	the stockholders of the corporation amends its articles of incorporation or by-laws electing not to be governed by this provision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws.  Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows or other financial items; plans, strategies and objectives of management for future operations, including statements relating to developments or performance of our products; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including, without limitation, the forward-looking statements described under the heading “Special Note Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”) and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, and June 30, 2009  (as amended by Amendment No. 1 to Form 10-Q/A, filed August 14, 2009) (collectively, “Forms 10-Q”) filed with the SEC, each of which is hereby incorporated herein by reference.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the financial markets, as well as factors specific to us and our subsidiaries, as discussed under the heading “Risk Factors” in our Form 10-K and Forms 10-Q and other filings with the SEC and incorporated into this prospectus by reference:

•	decline in general economic conditions, both domestic and foreign,
•	material reduction in revenues,
•	material changes in interest rates,
•	ability to collect in a timely manner a material amount of receivables,
•	increased competitive pressures,
•	changes in federal, state and local laws and regulations, especially environmental regulations, or in interpretation of such, pending,
•	additional releases (particularly air emissions) into the environment,
•	material increases in equipment, maintenance, operating or labor costs not presently anticipated by us,
•	the requirement to use internally generated funds for purposes not presently anticipated,
•	the inability to pay or secure additional financing for planned capital expenditures,
•	material changes in the cost of certain precious metals, anhydrous ammonia, natural gas, copper and steel,
•	changes in competition,

•	the loss of any significant customer,
•	changes in operating strategy or development plans,
•	inability to fund the working capital and expansion of our businesses,
•	changes in the production efficiency of our facilities,
•	adverse results in any of our pending litigation,
•	modifications to or termination of the suspension agreement between the United States and Russia,
•	activating operations at the Pryor Facility,
•	inability to obtain necessary raw materials, and
•
other factors described under “Risk Factors” in this prospectus and in the other documents we have filed with the SEC and that are incorporated herein by reference, including, without limitation, the factors described under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Form 10-K and Forms 10-Q and that may be discussed from time to time in other reports filed with the SEC subsequent to the registration statement of which this prospectus is a part.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus, including, without limitation, our Form 10-K and Forms 10-Q, or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us.  Any of our investors should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

LSB INDUSTRIES, INC.

LSB Industries, Inc. was formed in 1968 as an Oklahoma corporation, and became a Delaware corporation in 1977. We are a manufacturing, marketing and engineering company, operating through our subsidiaries. Our wholly-owned subsidiary, ThermaClime, through its subsidiaries, owns a substantial portion of our following core businesses:

•
 Climate Control Business manufactures and sells a broad range of air conditioning and heating products in the niche markets we serve consisting of geothermal and water source heat pumps, hydronic fan coils, large custom air handlers and other related products used to control the environment in commercial and residential new building construction, renovation of existing buildings and replacement of existing systems.

•
Chemical Business manufactures and sells nitrogen based chemical products produced from four plants located in Arkansas, Alabama, Texas and Oklahoma for the industrial, mining and agricultural markets. Our products include industrial and fertilizer grade ammonium nitrate, urea ammonium nitrate, nitric acid in various concentrations, nitrogen solutions and various other products.

We believe our Climate Control Business has developed leadership positions in certain niche markets by offering extensive product lines, customized products and improved technologies. Under this focused strategy, we have developed what we believe to be the most extensive line of geothermal and water source heat pumps and hydronic fan coils in the United States. Further, we believe that we were a pioneer in the use of geothermal technology in the climate control industry and have used it to create what we believe to be the most energy efficient climate control systems commercially available today. We employ highly flexible production capabilities that allow us to custom design units for new construction as well as the retrofit and replacement markets.

Our Chemical Business has four chemical production facilities located in El Dorado, Arkansas, Cherokee, Alabama, Baytown, Texas and Pryor, Oklahoma. Our products include industrial and fertilizer grade ammonium nitrate (“AN”), urea ammonium nitrate (“UAN”), nitric acid in various concentrations, nitrogen solutions and various other products. Our Chemical Business is a supplier to some of the world’s leading chemical and industrial companies. By focusing on specific geographic areas, we have developed freight and distribution advantages over many of our competitors, and we believe our Chemical Business has established leading regional market positions, a key element in the success of this business.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “LXU.” Our principal executive offices are located at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, and our telephone number is (405) 235-4546.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods indicated.  For the purpose of computing these consolidated ratios, “earnings” consist of income from continuing operations before provisions for income taxes and equity in earnings of affiliate plus fixed charges and distributed income from affiliate. “Fixed charges” consist of (a) interest expense including amortization of capitalized expenses relating to indebtedness and excluding realized and unrealized gains or losses on interest rate financial instruments that are reported as interest expense and (b) the interest portion of net rent expense which is deemed to be representative of the interest factor. “Preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on our preferred stock. A detailed computation table can be found in Exhibit 12 to this registration statement.

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	Year Ended
			December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004
Ratio of earnings to fixed charges	8.3:1	8.4:1	5.6:1	4.1:1	2.0:1	1.4:1	1.0:1

Ratio of earnings to combined fixed charges and preferred stock dividends(1)	7.5:1	7.8:1	5.4:1	3.0:1	1.7:1	1.2:1	–

(1)	Earnings were insufficient to cover fixed charges and preferred stock dividends by $1,995,000 for the year ended December 31, 2004.

The earnings and fixed charges in the above ratios are calculated using the definitions set forth by Regulation S-K under the Securities Act of 1933.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in aggregate offering price of:

•	shares of our common stock, par value $0.10 per share, in one or more classes;

•	shares of our preferred stock, par value $100 per share, or Class C Preferred Stock, no par value per share, each in one or more classes or series;

•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities or common or preferred stock; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Amended and Restated Bylaws(our “Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of these securities.

While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Authorized capital stock

Our authorized capital stock consists of

•	75,000,000 shares of common stock, $.10 par value per share;
•	250,000 shares of preferred stock, $100 par value per share (“Preferred Stock”); and
•	5,000,000 shares of Class C Preferred Stock, no par value (“Class C Preferred Stock”).

Common Stock

On July 31, 2009, 21,484,308 shares of our common stock were issued and outstanding, excluding 3,867,462 shares held in treasury. All shares of our common stock will, when issued, be duly authorized, fully paid and nonassessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name.  Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our outstanding preferred stock and of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “LXU.”

Transfer Agent and Registrar. The transfer agent for our common stock is Computershare.

Preferred Stock

Under our Certificate of Incorporation we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 250,000 shares of Preferred Stock, and 5,000,000 shares of Class C Preferred Stock.  Our board of directors has authorized 350,000 shares of Series A Junior Participating Class C Preferred (“Series A Preferred Stock”) for issuance under our stockholder rights plan. See “—Preferred Share Rights Plan” below.

The Preferred Stock and Class C Preferred Stock are issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as our board of directors may determine in resolutions providing for their issuance. As of July 31, 2009, the following shares of Preferred Stock and Class C Preferred Stock are authorized:

•	4,662 shares of our convertible, noncumulative preferred stock, $100 par value (“Noncumulative Preferred”), of which 510.5 shares are issued and outstanding;

•	20,000 shares of our Series B 12% cumulative, convertible preferred stock, $100 par value (“Series B Preferred”), of which 20,000 shares are issued and outstanding; and

•	1,000,000 shares of our Series D 6% cumulative, convertible Class C preferred stock no par value (“Series D Preferred”), of which 1,000,000 shares are issued and outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including loss of voting control to others.

As of July 31, 2009, we had outstanding the following series of Preferred Stock and Class C Preferred Stock:

Noncumulative Preferred, par value $100. Each outstanding share of Noncumulative Preferred:

•	is entitled to receive noncumulative cash dividends, when and as declared by our board of directors, at the rate of 10% per year of the par value;

•
is entitled to one vote for each outstanding share (or one-half of one vote for each fractional one-half share) on all matters submitted to a vote of the shareholders and votes together with the common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•
is convertible, at anytime and at the option of the holder, into 40 shares of our common stock (or each fractional one-half share is convertible into 20 shares of our common stock), subject to adjustment under certain conditions;

•
is redeemable by us at par value (or each fractional one-half share at one-half of the par value) at the option of the holder to the extent we earn net income (as determined under generally accepted accounting principles) after all debt owed by us to our senior lenders (as defined) has been paid in full;

•	is redeemable by us, in whole or in part, by paying the holders in cash the par value (one-half of par value for a fractional share); and

•
in the event of our liquidation or dissolution, will be entitled to be paid the par value (for each fractional share, one-half of par value) to the extent funds are available before any payment is made to the holders of our common stock, but will not be entitled to participate any further in our assets.

Series B Preferred, par value $100. All of the Series B Preferred shares are owned by the Golsen Group. Each share of the Series B Preferred:

•	is entitled to receive cumulative cash dividends, when and as declared by our board of directors, at the annual rate of 12% of the par value of each outstanding share;

•
is entitled to one vote for each outstanding share on all matters submitted to a vote of shareholders and votes together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•	is convertible, at any time and at the option of the holder, into 33.3333 shares of our common stock, subject to adjustment under certain conditions; and

•
in the event of our liquidation each outstanding share, will be entitled to be paid its par value, plus accrued and unpaid dividends, before any payment is made to holders of our common stock, but will not be entitled to participate any further in our assets.

Series D Class C Preferred, no par value. All outstanding shares of Series D Preferred are owned by the Golsen Group. Each outstanding share of Series D Preferred:

•	has a liquidation preference of $1.00 per share;

•	is to receive cumulative cash dividends, when and if declared by our board of directors, at the rate of 6% per annum of the liquidation preferences;

•
shall be entitled to .875 votes on all matters submitted to a vote of shareholders and vote together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•
shall have the right to convert four shares of Series D Preferred into one share of our common stock (equivalent to a conversion price of $4 per share of our common stock), subject to adjustment under certain conditions;

•
in the event of our liquidation, dissolution or winding up or any reduction in our capital resulting from any distribution of assets to our shareholders, shall receive the sum $1.00, plus all accrued and unpaid dividends, before any amount is paid to holders of our common stock; and

•	there shall be no mandatory or optional redemption of these shares.

Pursuant to our Certificate of Incorporation we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The applicable prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates payable with respect to the shares;

•	any voting rights;

•	the terms and conditions upon which the preferred stock is convertible or exchangeable, if it is convertible or exchangeable;

•	any conditions or restrictions on the creation of indebtedness by us or upon the issuance of any additional stock; and

•	any additional preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption.

All shares of preferred stock offered will, when issued against payment of the consideration payable therefor, be fully paid and non-assessable.

The summaries above of selected provisions of our common stock and preferred stock are qualified entirely by, the provisions of our Certificate of Incorporation our Bylaws and our debt agreements, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our Certificate of Incorporation our Restated Bylaws and debt agreements. The applicable prospectus supplement may also contain a summary of selected provisions of our preferred stock, common stock and debt agreements. To the extent that any particular provision described in a prospectus supplement differs from any of the provisions described in this prospectus, then the provisions described in this prospectus will be deemed to have been superseded by that prospectus supplement.

Preferred Share Rights Plan

On December 2, 2008, we entered into a Renewed Rights Agreement with UMB Bank, n.a., as Rights Agent (“Renewed Rights Agreement”) providing for a new preferred share rights plan, which renewed and amended our then existing preferred share rights plan (the “Terminating Plan”), that expired as of January 5, 2009.  The Renewed Rights Agreement became effective on January 5, 2009, upon termination of the Terminating Plan.  Pursuant to the Renewed Rights Agreement, our board of directors declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record on January 5, 2009 (the “Record Date”).  The Renewed Rights Agreement also contemplates the issuance of one Right for each share of common stock which is issued by us between the Record Date and the Distribution Date (or earlier redemption or termination of the Rights).

Each Right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Preferred Stock, at an initial purchase price of $47.75 per one-one hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.  The description of the Rights is set forth in the Renewed Rights Agreement.

Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of our outstanding common stock (except pursuant to a Permitted Offer, as defined below, or by Excluded Persons, as defined below) or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention (which intention remains in effect for five business days after the announcement) to make a tender or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person of 15% or more of our common stock, except pursuant to a Permitted Offer or by an Excluded Person (the earlier of such dates being called the “Distribution Date”), the Rights are not exercisable and are not transferable apart from our common stock.  Under the Renewed Rights Plan, a person is also deemed to beneficially own shares of our common stock that are the subject of a derivative transaction entered into, or a derivative security acquired by, such person, which gives such person the economic equivalent of ownership.  As soon as practicable after the Rights become exercisable, separate Rights certificates would be issued and the Rights would become transferable apart from our common stock.  The Rights held by the person or group who triggers the Rights shall be null and void and are not exercisable.

The Rights will not become exercisable or non-redeemable based on the common stock held or beneficially owned by any of the following persons or entities (“Excluded Persons”):

•	LSB;

•	any of our subsidiaries;

•	any employee benefit plan of LSB or our subsidiaries;

•	any entity holding common stock for or pursuant to any employee benefit plan of LSB or our subsidiaries;

•
any member of the “Golsen Group”, which are (i) Jack E. Golsen, (ii) his wife and children, (iii) the spouse and children of Jack E. Golsen’s children, (iv) the estate, executor administrator, guardian or custodian of person’s described in (i), (ii) and (iii) above, (v) any corporation, partnership, limited liability company, other entity or trust of which at least 80% of the voting stock, membership or equity interest (or, as to trusts, presumptive interest in principle and income) is beneficially owned by persons described in (i), (ii), (iii) and (iv) above, and (vi) certain other affiliates, or associates of the persons described in (i), (ii), (iii) and (iv) above;

•
any person whom our board of directors determines acquired 15% or more of the common stock inadvertently (including, without limitation, (a) any person who was unaware that he, she or it was the beneficial owner of a percentage of the common stock that would otherwise cause such person to trigger the Rights or (b) such person was unaware of the extent of its beneficial ownership of common stock but had no actual knowledge of the consequences of such and had no intention on influencing control of us) and such person divests, within 10 business days from the date of the board’s determination a sufficient number of shares (or derivative common shares) so as to no longer beneficially own 15% of the common stock; or

•
any person who acquires beneficial ownership of 15% or more of the common stock solely as the result of purchases by us of common stock, unless such person shall, after such share repurchase by us, become the beneficial owner of an additional 1% or more of the then outstanding shares of our common stock.

The Renewed Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights):

•	the Rights will be transferred with and only with our common stock;

•	new common stock certificates issued after the Record Date, upon transfer or new issuance of common stock by us will contain a notation incorporating the Renewed Rights Agreement by reference; and

•
the surrender for transfer of any certificates for common stock, even without such notation (or a copy of this Summary of Rights) being attached thereto, will also constitute the transfer of Rights associated with the common stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to the holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on January 4, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by us, in each case, as described below.

In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of common stock at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of us, our stockholders and other relevant constituencies, other than the Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right (except Rights which have been voided as set forth herein) will thereafter have the Right (the “Flip-In Rights”) to receive upon exercise the number of shares of common stock or of one-one hundredths of a share of Series A Preferred Stock (or, in certain circumstances, other securities of the Company) having a value (on the date such person became an Acquiring Person) equal to two times the Purchase Price of the Right.

If an acquiring company were to merge or otherwise combine with us, or we were to sell 50% or more of our assets or earning power, each Right then outstanding would “flip-over” and thereby would become a right to buy that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.  The acquirer who triggered the Rights is excluded from the ability to “flip-over.”  A merger or other combination would not entitle the Rights to “flip-over” if such transaction is consummated with a person or group who acquired our common stock pursuant to a Permitted Offer (as defined below), the price per share of common stock paid to all holders of common stock is not less than the price per share of common stock pursuant to the Permitted Offer, and the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to the Permitted Offer.  “Permitted Offer” is a tender or exchange offer for all shares of our common stock at a price and on terms that a majority of the board of directors, who are not officers or the person or group who could trigger the exercisability of the Rights, deem adequate and in our best interest and our stockholders best interest.

The Purchase Price payable, and the number of Series A Preferred Stock, our common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock;

•
upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribed for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock; or

•
upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.

Any Rights that are beneficially owned by (i) any Acquiring Person (or any affiliate or associate of such Acquiring Person), (ii) a transferee of an Acquiring Person (or any affiliate or associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain conditions, a transferee of any Acquiring Person (or any affiliate or associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, shall be null and void and no holder of such Rights shall thereafter have rights to exercise such Rights.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Person (or affiliate or associate of an Acquiring Person) of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one-one hundredth of a Preferred Share (or of a share of a class or series of our preferred stock having equivalent Rights, preferences and privileges), per Right (subject to adjustment).  Upon our board of directors ordering the exchange, the right to exercise the Right shall terminate and the only right thereafter shall be to receive the shares in accordance with the exchange.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the earlier of the Distribution Date or Final Expiration Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), adjusted to reflect any stock split, stock dividend or similar transaction, and payable, at the option of the Company, either in cash, shares of our common stock, or any other form of consideration deemed appropriate by our board of directors.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our  board of directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price.

The terms of the Renewed Rights Agreement and the Rights may be amended by us without the consent of the holders of the Rights, in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions contained therein, or to make any other changes or amendments to the provisions contained therein which we  may deem necessary or desirable, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or any affiliate or associate of the Acquiring Person).  No amendment to the Renewed Rights Agreement or our Rights shall be made which changes the redemption price or the number of Series A Preferred Stock or shares of common stock for which a Right is exercisable or exchangeable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of LSB, including, without limitation, the right to vote or to receive dividends.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.

We believe that the following describes the material provisions of the indentures and the debt securities. In addition, the indentures and the debt securities sold pursuant to this prospectus could be revised and varied depending on negotiations with the purchasers of our debt securities, which revisions and changes will be described in a supplemental prospectus filed by us with SEC. We urge you to read the indentures.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•
the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•
any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•
our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption or otherwise, if that default continues for such period as may be specified for such series;

•
our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•
our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•
a court having jurisdiction enters a decree or order for (1) relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or (3) the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•
we (1) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or (3) effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•
all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•	the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•
we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•
such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•
we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•
to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•
changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•
reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•
modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director, past, present or future, of ours or of any predecessor or successor corporation thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any holder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	a description of any warrant agreement governing the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Units

As specified in the applicable prospectus supplement, units will be comprised of two or more of the following securities in any combination: debt securities, preferred stock, common stock and warrants. You should refer to the applicable prospectus supplement for:

•
all terms of the units and of the debt securities, preferred stock, common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered hereby will be passed upon for us by Conner & Winters, LLP, 1700 One Leadership Square, 211 North Robinson Avenue, Oklahoma City, Oklahoma 73102-7101.

EXPERTS

The consolidated financial statements of LSB Industries, Inc. appearing in LSB Industries, Inc.’s Annual Report on Form 10-K as of December 31, 2008 and for each of the three fiscal years in the period ended December 31, 2008 (including schedules appearing therein), and the effectiveness of LSB Industries, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LSB INDUSTRIES, INC

Common Stock
(and the Rights attached to the Common Stock)
Debt Securities
Preferred Stock
Warrants
Units
_________________

PROSPECTUS

________________, 2009

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

SEC registration fee	$$	11,160
Printing and engraving	$$	5,000	*
Accounting services	$$	10,000	*
Legal fees of registrant’s counsel	$$	70,000	*
Miscellaneous	$$	10,000	*
Total	$$	106,160	*

*           All amounts except the registration fee are estimates.

Item 15.                 Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. The Registrant’s certificate of incorporation includes such a provision. Reasonable expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

The indemnification discussed herein is not exclusive of any other rights the party seeking indemnification may possess. The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the “Securities Act”).

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further provides that a corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity. We have directors and officers liability insurance for the benefit of our directors and officers.

In the underwriting agreements the underwriters will agree to indemnify, under certain conditions, our company, our directors, certain of our officers and persons who control us within the meaning of the Securities Act of 1933, against certain liabilities.

Item 16.                 Exhibits.

Exhibit No.	Description

1*	Form of Underwriting Agreement
3(i)
Restated Certificate of Incorporation, as amended, which the Company hereby incorporates by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

3(ii)	Amended and Restated Bylaws, dated August 20, 2009, which the Company hereby incorporates by reference from Exhibit 3(ii) to the Company’s Form 8-K, filed August 26, 2009.
4.1
Specimen Certificate for the Company's Noncumulative Preferred Stock, having a par value of $100 per share, which the Company incorporates by reference from Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

4.2
Specimen Certificate for the Company's Series B Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.27 to the Company's Registration Statement No. 33-9848.

4.3
Specimen of Certificate of Series D 6% Cumulative, Convertible Class C Preferred Stock, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2001.

4.4	Specimen Certificate for the Company's Common Stock, which the Company incorporates by reference from Exhibit 4.4 to the Company's Registration Statement No. 33-61640.
4.5
Renewed Rights Agreement, dated as of December 2, 2008, between the Company and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated December 5, 2008.

4.6
First Amendment to Renewed Rights Agreement, dated December 3, 2008, between LSB Industries, Inc. and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.3 to the Company’s Form 8-K, dated December 5, 2008.

4.7
Amended and Restated Loan and Security Agreement by and among LSB Industries, Inc., ThermaClime, Inc. and each of its subsidiaries that are Signatories, the lenders and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

4.8
Term Loan Agreement, dated as of November 2, 2007, among LSB Industries, Inc., ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., the Lenders, the Administrative and Collateral Agent and the Payment Agent, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

4.9	Certificate of 5.5% Senior Subordinated Convertible Debentures due 2012, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated June 28, 2007.
4.10	Indenture, dated June 28, 2007, by and among the Company and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 8-K, dated June 28, 2007.
4.11
Business Loan Agreement, dated effective June 30, 2009, between Prime Financial Corporation and INTRUST Bank, N.A., which the Company hereby incorporates by reference from Exhibit 10.1  to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2009.

4.12
Promissory Note, dated July 6, 2009, between Prime Financial Corporation and INTRUST Bank, N.A., which the Company hereby incorporates by reference from Exhibit 10.2  to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2009.

4.13 ***	Form of Senior Indenture
4.14 ***	Form of Senior Note
4.15 ***	Form of Subordinated Indenture
4.16 ***	Form of Subordinated Note
4.17 *	Certificate of Designation of Preferred Stock
4.18 *	Form of Warrant Agreement
4.19 *	Form of Unit Agreement
5	Opinion of Conner & Winters, LLP
12***	Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends
23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conner & Winters, LLP (included in Exhibit 5)
24	Powers of Attorney (included in the signature pages to the Registration Statement)
25**	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a Current Report on Form 8-K prior to the issuance of the applicable security.

**	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Previously filed.

Item 17.                 Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma, on October 15, 2009.

LSB INDUSTRIES, INC.
Dated: October 15, 2009	By:	/s/ Jack E. Golsen
Jack E. Golsen Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.

Dated: October 15, 2009	/s/ Jack E. Golsen
Jack E. Golsen Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Dated: October 15, 2009	/s/ Tony M. Shelby
Tony M. Shelby Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)
Dated: October 15, 2009	/s/ Harold L. Rieker Jr.
Harold L. Rieker Jr. Vice President and Principal Accounting Officer

Dated: October 15, 2009	/s/ Barry H. Golsen
Barry H. Golsen, Director

Dated: October 15, 2009	/s/ David R. Goss
David R. Goss, Director

Dated: October 15, 2009	*
Raymond B. Ackerman, Director
Dated: October 15, 2009	*
Robert C. Brown MD, Director
Dated: October 15, 2009	*
Charles A. Burtch, Director
Dated: October 15, 2009	*
Robert A. Butkin, Director
Dated: October 15, 2009	*
Bernard G. Ille, Director
Dated: October 15, 2009	*
Donald W. Munson, Director
Dated: October 15, 2009	*
Ronald V. Perry, Director
Dated: October 15, 2009	*
Horace G. Rhodes, Director
Dated: October 15, 2009	*
John A. Shelley, Director
*By:/s/ Jack E. Golsen Jack E. Golsen, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement
3(i)
Restated Certificate of Incorporation, as amended, which the Company hereby incorporates by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

3(ii)	Amended and Restated Bylaws, dated August 20, 2009, which the Company hereby incorporates by reference from Exhibit 3(ii) to the Company’s Form 8-K, filed August 26, 2009.
4.1
Specimen Certificate for the Company's Noncumulative Preferred Stock, having a par value of $100 per share, which the Company incorporates by reference from Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

4.2
Specimen Certificate for the Company's Series B Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.27 to the Company's Registration Statement No. 33-9848.

4.3
Specimen of Certificate of Series D 6% Cumulative, Convertible Class C Preferred Stock, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form 10-Q for the fiscal quarter ended September 30, 2001.

4.4	Specimen Certificate for the Company's Common Stock, which the Company incorporates by reference from Exhibit 4.4 to the Company's Registration Statement No. 33-61640.
4.5
Renewed Rights Agreement, dated as of December 2, 2008, between the Company and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated December 5, 2008.

4.6
First Amendment to Renewed Rights Agreement, dated December 3, 2008, between LSB Industries, Inc. and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.3 to the Company’s Form 8-K, dated December 5, 2008.

4.7
Amended and Restated Loan and Security Agreement by and among LSB Industries, Inc., ThermaClime, Inc. and each of its subsidiaries that are Signatories, the lenders and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

4.8
Term Loan Agreement, dated as of November 2, 2007, among LSB Industries, Inc., ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., the Lenders, the Administrative and Collateral Agent and the Payment Agent, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

4.9	Certificate of 5.5% Senior Subordinated Convertible Debentures due 2012, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated June 28, 2007.
4.10	Indenture, dated June 28, 2007, by and among the Company and UMB Bank, n.a., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 8-K, dated June 28, 2007.
4.11
Business Loan Agreement, dated effective June 30, 2009, between Prime Financial Corporation and INTRUST Bank, N.A., which the Company hereby incorporates by reference from Exhibit 10.1  to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2009.

II-i

4.12
Promissory Note, dated July 6, 2009, between Prime Financial Corporation and INTRUST Bank, N.A., which the Company hereby incorporates by reference from Exhibit 10.2  to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2009.

4.13 ***	Form of Senior Indenture
4.14 ***	Form of Senior Note
4.15 ***	Form of Subordinated Indenture
4.16 ***	Form of Subordinated Note
4.17 *	Certificate of Designation of Preferred Stock
4.18 *	Form of Warrant Agreement
4.19 *	Form of Unit Agreement
5	Opinion of Conner & Winters, LLP
12***	Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Conner & Winters, LLP (included in Exhibit 5)
24	Powers of Attorney (included in the signature pages to the Registration Statement)
25**	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a Current Report on Form 8-K prior to the issuance of the applicable security.

**	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Previously filed.

II-ii